UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2017
Date of Report (Date of earliest event reported)

GMCI CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54629	38-4051728
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 1 Tower 1 Avenue 3 The Horizon Bangsar South City Kuala Lumpur, Malaysia	59200
(Address of principal executive offices)	(Zip Code)

 60-3-2242-2259
Registrant's telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 11, 2017, GMCI Corp., a Nevada corporation ("GMCI") entered into a Letter of Intent with NAMI Corp., a Nevada corporation ("NAMI") for the acquisition by NAMI of up to one hundred percent (100%) of the issued and outstanding capital stock of GMCI in exchange for shares of capital stock of NAMI (the "Acquisition). The completion of the Acquisition is subject to various conditions precedent, including but not limited to negotiating and execution a form of Share Exchange Agreement that is acceptable to both parties, approval of the financial statements of both parties, valuation of GMCI's stock and NAMI's stock and receiving approval of at least seventy percent (70%) of the issued and outstanding shares of GMCI. Moreover, NAMI will need to prepare a registration statement and file it with the United States Securities and Exchange Commission under which the shares of NAMI to be exchanged for shares of GMCI will be registered.

In the event that NAMI is able to complete the Acquisition, it intends to operate GMCI as its wholly-owned subsidiary or a majority-owned subsidiary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMCI CORP.

Date: December 18, 2017	/s/ Calvin Chin
Calvin Chin
President

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